UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2009

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street
Omaha, Nebraska	68112
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2009, the Board of Directors of Ballantyne Strong, Inc., (the “Company”) elected Christopher Stark to the position of Senior Vice-President and Chief Operating Officer.  Also on that date the Company and Mr. Stark entered into Amendment No. 2 to Mr. Stark’s Executive Employment Agreement to reflect his new position. Mr. Stark’s salary and other benefits remain the same. Mr. Stark previously served as the Company’s Vice-President of Operation since April 2007. From September 1999 until joining the Company Mr. Stark served as the General Manager of Nobbies, Inc., a retail chain of stores with an e-commerce site. As General Manager, Mr. Stark was responsible for all operations, business expansion and vendor negotiations. He also had functional responsibility for accounting, purchasing, human resources, and advertising, marketing and store operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: October 5, 2009	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and
Chief Financial Officer